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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): April 26, 2002


                               ACADIA REALTY TRUST
             (Exact name of registrant as specified in its charter)


             Maryland                   1-12002                  23-2715194
         (State or other              (Commission             (I.R.S. Employer
 jurisdiction of incorporation)       File Number)           Identification No.)



                            20 Soundview Marketplace
                         Port Washington, New York 11050
               (Address of principal executive offices) (Zip Code)


                                 (516) 767-8830
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)





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ITEM 2. Acquisition or Disposition of Assets.

On April 26, 2002, the Registrant, Acadia Realty Trust, completed the sale of a 17-property shopping center portfolio. The properties, which in total comprise
2.3 million square feet of gross leasable and are cross-collateralized in a securitized loan program, were sold to an unaffiliated buyer, the Lightstone Group (the "Buyer") for a sales price of $52.7 million. As part of the transaction, the Buyer assumed the outstanding mortgage debt of $42.4 million. The Registrant retained a senior, preferred interest in the acquiring entity in the amount of $6.3 million, which earns an initial annual preferred return of 15% that increases by 1% annually for the following three years. The Registrant has the right to require the Buyer to redeem the preferred interest at face value at the end of the fifth year. On April 29, 2002, the Registrant issued a press release announcing this sale. A copy of the press release is included as an exhibit to this filing.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial Statements

         Financial statements are not included in this Form 8-K and will be filed by amendment within 60 days

(b)      Pro Forma Financial Information

         Pro forma financial information is not included in this Form 8-K and will be filed by amendment within 60 days

(c)      Exhibits

         99.1  Press release dated April 29, 2002


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ACADIA REALTY TRUST
                                            (Registrant)


Date: May 7, 2002                              By: /s/ Perry Kamerman
                                                   -----------------------------
                                             Name: Perry Kamerman
                                            Title: Senior Vice President and
                                                   Chief Financial Officer



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